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                                                                    EXHIBIT 99.4

                                 GENERAL RELEASE

     TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT Hanover Direct, Inc., a Delaware corporation with its principal place of business at 115 River Road, Edgewater, New Jersey 07020 ("RELEASOR"), and RELEASOR'S parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, agents, current and former partners, current and former principals, alliances, co-venturers, heirs, estates, executors, personal representatives, administrators, predecessors, successors, assigns and third-parties in consideration of the sum of $10.00 and more, and other good and valuable consideration, receipt of which is hereby acknowledged, release, discharge and acquit forever Chelsey Direct, LLC, a Delaware limited liability company with its principal place of business at 712 Fifth Avenue, New York, New York 10019 (the "RELEASEE"), RELEASEE's parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, agents, current and former partners, current and former principals, alliances, co-venturers, heirs, estates, executors, personal representatives, administrators, predecessors, successors, assigns and third-parties from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, claims for attorneys' fees, claims for injunctive relief, judgments, extents, executions, claims and demands whatsoever, whether known or unknown, in law, admiralty or equity, which the RELEASOR and the RELEASOR'S parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, agents, current and former partners, current and former principals, alliances, co-venturers, heirs, estates, executors, personal representatives, administrators, predecessors, successors, assigns and third-parties ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever against RELEASEE from the beginning of the world to the date of this Release.

         1. Nothing in this Release is intended to, nor shall, waive or release any of the rights or obligations of the parties under a certain Recapitalization Agreement dated as of November 18, 2003 and executed by the Parties hereto in connection with this Release (the "Recapitalization Agreement") or any of the other agreements entered into in connection with the Recapitalization Agreement.

         2. The signatory to this Release hereby warrants and represents that he is duly authorized to enter into this Release on behalf of the persons and entities on whose behalf he purports to act.
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         3.       This Release shall in all respects be interpreted, enforced and governed under the laws of the State of New York without regard to New York's conflicts of laws principles.

         4. Whenever text hereof requires, the use of the singular number shall include the appropriate plural number.

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         5.       This Release may not be changed orally.

     IN WITNESS WHEREOF, this Release has been executed as of the date set forth below.

                                            HANOVER DIRECT, INC.

                                            By: Thomas C. Shull
                                                --------------------------------

                                            Title: President
                                                   -----------------------------

                                            Date: November 30, 2003

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                                ACKNOWLEDGMENT


STATE OF NEW YORK       )
                                )  ss.:
COUNTY OF NEW YORK      )


     On the 30th day of November, 2003, before me personally came Thomas C. Shull, to me known, who by me duly sworn, did depose and say that deponent resides at __________________________, CT 06878, that deponent is a duly authorized representative of Hanover Direct, Inc., the entity described herein as Releasor and which executed the foregoing Release, and that deponent signed deponent's name thereto by authority of Hanover Direct, Inc.


                                    /s/ Sarah Hewitt
                                -------------------------
                                      Notary Public